SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1501 Industrial Road, Boulder City, Nevada 89005

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Reference is made to Amerityre Corporation’s (the “Company”) current report on Form 8-K filed on April 3, 2007 relating to a private placement (the “April Placement”) of the Company’s securities in the form of units (the “Units”). Each Unit consisted of four (4) shares of common stock and two (2) warrants to purchase one share of common stock, exercisable for two years at an exercise price of $4.50 per share. The Units were sold pursuant to (i) Subscription Documents between the Company and the Investor (as defined therein) and (ii) a Form of Warrant to Purchase Common Stock.

Reference is made to the Company’s current report on Form 8-K filed on May 3, 2007 relating to a private placement of the Units. The Units were sold pursuant to a (i) Securities Purchase Agreement, dated as of April 30, 2007, between the Company, Enable Growth Partners LP (“Enable Growth”), Enable Opportunity Partners LP (“Enable Opportunity”), and Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce” and, together with Enable Growth and Enable Opportunity, the “Buyers”); (ii) Registration Rights Agreement, dated as of April 30, 2007, between the Company and the Buyers; and (iii) Form of Warrant to Purchase Common Stock.

Each of the above-referenced documents is attached to this filing as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	Registration Rights Agreement, dated as of April 30, 2007, between the Company and the Buyers

Exhibit 10.1	Form of Subscription Documents (related to the April Placement)

Exhibit 10.2	Form of Common Stock Purchase Warrant (issued in the April Placement)

Exhibit 10.3	Securities Purchase Agreement, dated as of April 30, 2007, between the Company and the Buyers

Exhibit 10.4	Form of Common Stock Purchase Warrant (issued on May 2, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 24, 2007

AMERITYRE CORPORATION

By:	/s/ Richard A. Steinke
Richard A. Steinke
Chief Executive Officer and President